Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (No. 333-36464, No. 333-107957, No. 333-117958 and No. 333-129691) of our report dated March 13, 2006 relating to the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Embarcadero Technologies, Inc., which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California

March 15, 2006